Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Viela Bio, Inc.

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Baltimore, Maryland

March 25, 2020